AMENDED AND RESTATED
                                   SCHEDULE C
                                       TO
                       THE ADVISORS' INNER CIRCLE FUND II
                        AMENDED AND RESTATED RULE 18F-3
                              MULTIPLE CLASS PLAN
                            DATED FEBRUARY 21, 2007

                           CHAMPLAIN FAMILY OF FUNDS

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                                                 INSTITUTIONAL       ADVISOR
                                                    SHARES           SHARES
--------------------------------------------------------------------------------
Champlain Small Company Fund                           X                X
--------------------------------------------------------------------------------
Champlain Mid Cap Fund                                 X                X
--------------------------------------------------------------------------------
Champlain Focused Large Cap Value Fund                                  X
--------------------------------------------------------------------------------
Champlain Emerging Markets Fund                        X                X
--------------------------------------------------------------------------------

                                                                     EXHIBIT C.1

                           CHAMPLAIN FAMILY OF FUNDS

                        CERTIFICATE OF CLASS DESIGNATION

                              Institutional Shares

1.   CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS, OTHER EXPENSES

     Institutional Shares are sold without a load or sales charge and are not subject to a Rule 12b-1 fee.

2.   ELIGIBILITY OF PURCHASERS

     Institutional Shares are available to individual and institutional investors and may require a minimum initial investment (as described in the prospectus).

3.   EXCHANGE PRIVILEGES

     Institutional Shares of each Fund may be exchanged for Institutional Shares of each other Champlain Fund in accordance with the procedures disclosed in each Fund's prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.   VOTING RIGHTS

     Each shareholder of Institutional Shares will have one vote for each full Institutional Share held and a fractional vote for each fractional Institutional Share held. Shareholders of Institutional Shares will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Institutional Shares (such as a distribution plan or service agreement relating to Institutional Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of Institutional Shares differ from the interests of holders of any other class.

5.   CONVERSION RIGHTS

     Shareholders of Institutional Shares of a Champlain Fund may convert such Institutional Shares into Advisor Shares of the same Champlain Fund (an "Intra-Fund Conversion"), if and to the extent an applicable Intra-Fund Conversion privilege is disclosed in the prospectus and subject to the terms and conditions set forth in the prospectus, provided that the shareholder requesting the Intra-Fund Conversion meets the eligibility requirements of the Advisor Shares. In addition, in the event that a shareholder no longer meets the eligibility requirements for investment in Institutional Shares, a Champlain Fund may, in its discretion, elect to convert such shareholder's Institutional Shares into Advisor Shares.

                                                                     EXHIBIT C.2

                           CHAMPLAIN FAMILY OF FUNDS

                        CERTIFICATE OF CLASS DESIGNATION

                                 Advisor Shares

1.   CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS, OTHER EXPENSES

     Advisor Shares are sold without a load or sales charge but may be subject to a Rule 12b-1 fee. The Trust, on behalf of each Fund, will make monthly payments to the distributor under the distribution plan approved by the Board of Trustees at an annual rate of up to 0.25% of the Fund's average daily net assets attributable to Advisor Shares.

2.   ELIGIBILITY OF PURCHASERS

     Advisor Shares are available to individual and institutional investors and may require a minimum initial investment (as described in the prospectus).

3.   EXCHANGE PRIVILEGES

     Advisor Shares of each Fund may be exchanged for Advisor Shares of each other Champlain Fund in accordance with the procedures disclosed in each Fund's prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.   VOTING RIGHTS

     Each shareholder of Advisor Shares will have one vote for each full Advisor Share held and a fractional vote for each fractional Advisor Share held. Shareholders of Advisor Shares will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Advisor Shares (such as a distribution plan or service agreement relating to Advisor Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of Advisor Shares differ from the interests of holders of any other class.

5.   CONVERSION RIGHTS

     Shareholders of Advisor Shares of a Champlain Fund may convert such Advisor Shares into Institutional Shares of the same Champlain Fund (an "Intra-Fund Conversion"), if and to the extent an applicable Intra-Fund Conversion privilege is disclosed in the prospectus and subject to the terms and conditions set forth in the prospectus, provided that the shareholder requesting the Intra-Fund Conversion meets the eligibility requirements of the Institutional Shares.